                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                               October 28, 1999


                      ROBERTS PHARMACEUTICAL CORPORATION
            ------------------------------------------------------
            (exact name of registrant as specified in its charter)

             New Jersey            1-1-432              22-2429994
           ---------------       -----------          --------------
           (State or other      (Commission           (IRS Employer
           jurisdiction of       File Number)         Identification
           incorporation)                              Number)

                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
                          ---------------------------
         (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: 732-676-1200

         (Former name of former address, if changed from last report)

ITEM 5. OTHER EVENTS
        ------------

        Roberts Pharmaceutical Corporation today reported strong year-to-year improvements in revenues and profits for the third-quarter and nine-months ended September 30, 1999.

        Per share earnings for the third quarter of 1999 were $0.22, a 47% increase from $0.15 in the comparable quarter of 1998 and surpassing analysts' expectations according to the First Call(R) consensus estimate of $0.18.

        Correspondingly, per share earnings for the first nine months of the year nearly doubled to $0.61 from $0.33 reported for the similar period of 1998.

        Roberts said that revenues in the third quarter of 1999 advanced 23% to $52.5 million from $42.7 million in the third quarter of 1998. In turn, revenues during the first nine months of this year increased to $147.5 million from $119.9 million in the comparable nine-month period of 1998.

        On a year-to-year basis, third quarter 1999 operating income rose 43% to $13.0 million with net income advancing 55% to $7.3 million from $4.7 million in the similar quarter of 1998.

        Operating income for the nine months ended September 30, 1999 more than doubled to $35.6 million (24.1% of revenues) from $16.4 million (13.7% of revenues) in the comparable period of 1998. Net income for the first nine months of 1999 was reported at $19.8 million, a 94% increase over the $10.2 million reported for the first nine months of 1998.

        Roberts said overall operations continued to benefit from sales of its newer, higher margin specialty products including: Agrylin(R), the only FDA approved drug for thrombocythemia; ProAmatine(R), the only FDA cleared drug for orthostatic hypotension; and Pentasa(R), a proprietary treatment for ulcerative colitis.

        Roberts further noted that today's announced financial results do not include contributions from Fareston(R), a treatment for advanced breast cancer that Roberts began marketing in the U.S. subsequent to the close of third quarter.

        On a year-to-year basis, nine-month sales of Agrylin and ProAmatine advanced 49% and 55%, respectively, and sales of Pentasa, which Roberts acquired for US marketing in April 1998, increased by 109%. Moreover, despite the previously noted strong wholesaler buy-in of Agrylin in the second quarter of the year, third-quarter 1999 sales were well on track with expectations and, according to recent IMS data, year-to-date (August) prescriptions of Agrylin were up 59% from the same time period last year.

        Collectively, sales of Agrylin, ProAmatine and Pentasa accounted for over 62% of total revenues generated during the first nine months of the year compared to 44% in the comparable period of 1998.

        Reflecting this favorable shift in product mix, gross profit margins improved by more than five percentage points to 69.1 in the first nine months of 1999 from 63.8% in the comparable period of 1998.

        Additionally, Roberts said that selling, general an administrative expenses, as a percent revenues, declined nearly five percentage points to 37.1% in the first nine months of 1999 from 42.6% in the comparable period a year earlier.

        Supported by the strengths and efficiencies of its operations, Roberts said today's reported improvements in profitability were accomplished concurrently with significant investments in research and development (R&D). During the first nine months of 1999, the company's R&D investments rose, year-over-year, by 31% to 11.7 million.

        The Company further stated that they now have a number of development products in or near Phase III studies. These include Dirame(TM), a potent analgesic; RL0903, a long-duration LHRH implant for prostate cancer; and Emitasol(R), a unique intranasal therapeutic for diabetic gastroparesis and for delayed onset emesis in cancer chemotherapy. The Company has also strengthened their product portfolio with the addition of Fareston, one of four key prescription drugs Roberts has in the market, each of which may be characterized as being in the early stages of their growth cycles.

        On July 25, 1999, Roberts and Shire Pharmaceuticals Group plc announced a definitive agreement to merge. The merger would involve a tax-free exchange of Roberts shares for Shire shares and is contingent upon, among other conditions, the approvals of Shire and Roberts shareholders.

                            FINANCIAL TABLE FOLLOWS

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ROBERTS PHARMACEUTICAL CORPORATION
                                    ----------------------------------
                                    (Registrant)

Date:October 29, 1999               /s/ Anthony A. Rascio
                                    ----------------------------------
                                    Anthony A. Rascio
                                    Vice President

FORWARD LOOKING STATEMENTS

     Certain statements included in Item 5 of this form 8-K are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The Registrant cautions readers that forward looking statements, including, without limitation, those relating to the Registrant's future business prospects, revenues, cost of sales, intangible dispositions and write-offs, continuing operations and discontinued operations, and liquidity and capital resources, are subject to certain risks and uncertainties, including, without limitation, the ability of the Registrant to secure regulatory approval in the United States and in foreign jurisdictions for the Registrant's developmental pipeline drugs, the efforts of the Registrant's competitors and the introduction of rival pharmaceutical products which may prove to be more effective than the Registrant's products, general market conditions, the availability of capital, and the uncertainty over the future direction of the healthcare industry, that could cause actual results to differ materially from those indicated in the forward looking statements.

                      ROBERTS PHARMACEUTICAL CORPORATION
                      FINANCIAL HIGHLIGHTS OF OPERATIONS*
                     (in millions, except per share data)
                                  (unaudited)

                           For the nine months            For the three months
                              ended Sept. 30,                 ended Sept. 30,


                             1999         1998              1999         1998
                             ----         ----              ----         ----

Total Revenues           $   147.5      $ 119.9           $ 52.5       $ 42.7

Gross profit                 102.0         76.6             34.9         27.6

Research & development        11.7          8.9              4.4          2.8
Sales, general, admin.        54.7         51.2             17.4         15.7

Operating income              35.6         16.5             13.1          9.1
Other income (expenses),net   (4.9)        (0.4)            (1.8)        (2.1)
                             -------      -------         -------       -------
Income before taxes           30.7         16.1             11.3          7.0


Provision for taxes           10.9          5.9              4.0          2.3
                             -------      -------         -------       -------

Net income               $    19.8     $   10.2           $  7.3       $  4.7
                             ========     =======         =======       =======

Net per share income     $     0.61    $   0.33           $ 0.22       $ 0.15

Weighted average number
of common shares and
equivalents (000's)          32,283      31,297           32,561       31,778


*Numbers may not add due to rounding